UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2026
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HPS Corporate Capital Solutions Fund
(Exact name of Registrant as specified in Its Charter)
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Delaware	814-01715	93-6616284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 287-6767
Not Applicable
(Former name or former address, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On March 1, 2026, HPS Corporate Capital Solutions Fund (the “Fund”) sold common shares of beneficial interest (the “Shares”). The purchase price per share and number of Shares issued was finalized on March 26, 2026. The purchase price per share was equal to $27.00. The following table details the Shares sold on March 1, 2026:

	Common Shares Issued	Total Consideration (in millions)
Class I Common Shares	129,220	$3.49
Class D Common Shares	1,560,200	$42.13
Class S Common Shares	—	$—
The sale of Shares was made pursuant to subscription agreements entered into by the Fund and its investors. The issuance of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D or Regulation S thereunder, as applicable. The Fund relied upon representations from the shareholders in the subscription agreements that each shareholder was either (i) an accredited investor as defined in Regulation D under the Securities Act or (ii) not a “U.S. person” as defined in Regulation S under the Securities Act.

Item 7.01. Regulation FD Disclosure.

March 2026 Distributions
On March 26, 2026, the Fund declared regular distributions for its Shares in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1390	$—	$0.1390
Class D Common Shares	$0.1390	$0.0057	$0.1333
Class S Common Shares	$0.1390	$0.0195	$0.1195

The regular distributions are payable to shareholders of record as of March 31, 2026 and will be paid on or about April 29, 2026.

Additionally, on March 26, 2026, the Fund declared special distributions for its Shares in the amount of $0.16 per share. The special distributions are payable to shareholders of record as of March 31, 2026 and will be paid on or about April 30, 2026.
These distributions will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01. Other Events.
Net Asset Value

The net asset value (“NAV”) per share as of February 28, 2026, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of February 28, 2026
Class I Common Shares	$27.00
Class D Common Shares	$27.00
Class S Common Shares	$27.00

As of February 28, 2026, the Fund’s aggregate NAV was $1,299.2 million, the fair value of its investment portfolio was $2,283.2 million and it had principal debt outstanding of $994.2 million. The average debt-to-equity ratio during February 2026 was approximately 0.76 times.

Status of Offering

The following table lists the Shares and total consideration for the sales of Shares as of the date of this filing (through the March 1, 2026 subscription date). The Fund intends to continue selling Shares on a monthly basis.

	Common Shares Issued	Total Consideration (in millions)
Class I Common Shares (1)	3,022,822	$81.28
Class D Common Shares (2)	45,513,455	1,183.43
Class S Common Shares	—	—
Total Offering*	48,536,277	$1,264.72
(1) Represents cumulative subscriptions into the Class I Common Shares since August 1, 2025.

(2) Represents cumulative subscriptions into the Fund's Common Shares through the July 1, 2025 subscription date (that were subsequently converted into Class I Common Shares, Class D Common Shares and Class S Common Shares as of July 1, 2025) and cumulative subscriptions into Class D Common Shares since August 1, 2025.
*Amounts may not sum due to rounding.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS Corporate Capital Solutions Fund

Date: March 27, 2026	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer and Principal Accounting Officer